Exhibit 2

LIFTING THE VAIL

IT'S TIME TO GET VAIL RESORTS BACK ON ITS EDGES FOR GUESTS, EMPLOYEES, AND SHAREHOLDERS

HOW TO VOTE →

OASIS GROUP HAS NOMINATED TWO INDEPENDENT CANDIDATES FOR THE VAIL RESORTS BOARD OF DIRECTORS

Vail Resorts (NYSE: MTN) is one of the leading hospitality businesses in the world, but it has failed shareholders. The Oasis Group, which owns approximately 9.6% of Vail Resorts, believes change is urgently needed to address the Company's chronic underperformance. Unlocking Vail's full potential will require new directors with a mandate to challenge management to think bigger, move faster and execute better. For that role, we have nominated two independent candidates for election to Vail's Board of Directors.

THE CASE FOR CHANGE →

MEET THE OASIS NOMINEES



ROBERT CHAPEK

Former CEO of The Walt Disney Company (2020 to 2022)

- Experienced hospitality executive, public and private company director and board and consulting advisor
- Nearly 30 years at The Walt Disney Company, including as Chairman of Disney's Parks, Experiences and Products segment
- As Chairman of Disney Parks, Experiences and Products, managed Disney's $20 billion global portfolio of theme parks, resorts, cruise lines and consumer products businesses
- As Chairman of Disney Parks and Resorts, oversaw the opening of Shanghai Disney Resort and led a multi-billion-dollar capital investment program

VIEW BIO →



M. ASHTON HUDSON

Partner at Value Acquisition Fund and Founder and Chairman of Riverwood Asset Management

- Experienced investor, entrepreneur, public and private company director and corporate attorney
- Partner of Value Acquisition Fund and Founder and Chairman of Riverwood Asset Management, investment firms focused on the deployment of long-duration capital into operating businesses and real assets
- Former independent director of Forestar Group (NYSE: FOR), a real estate development company
- Former corporate attorney, with extensive experience in corporate finance, M&A and corporate governance

VIEW BIO →

YOUR VOTE MATTERS

HOW TO VOTE →

Vote the BLUE proxy card today

We urge fellow Vail shareholders to vote the BLUE card **"FOR"** Oasis' two highly qualified nominees, Robert Chapek **and** M. Ashton Hudson, and to "WITHHOLD" on Company nominees Michele Romanow and Peter A. Vaughn and on Gregory S. Meyer, an individual shareholder who has nominated himself for election to the Board.

01

HAVE YOUR BLUE CARD READY

- If you're a registered holder, your **BLUE** proxy card should arrive by mail
- If your shares are in a brokerage account, your broker or bank sends you a **BLUE** voting instruction form, often by email

02

MARK "FOR" AND WITHHOLD

- Mark FOR Robert Chapek and M. Ashton Hudson
- Mark WITHHOLD for Michele Romanow, Peter A. Vaughn and Gregory S. Meyer
- Oasis makes no recommendation on the other seven nominees. You may vote as you choose or leave them blank. You may vote "FOR" up to nine nominees in total, in any combination
- Mark FOR Proposal 2 and AGAINST Proposals 3 and 4

03

SUBMIT YOUR VOTE

- Follow the instructions on the **BLUE** card to vote online or by phone, 24 hours a day, seven days a week (no signature required)
- If you prefer, sign, date and mail your card today in the postage-paid envelope provided

Whether or not you attend the Annual Meeting on December 14, 2026, we urge you to vote "FOR" Robert Chapek and M. Ashton Hudson for Vail's Board.

November 2, 2026

DEAR FELLOW VAIL RESORTS SHAREHOLDERS:

The Oasis Group[1] owns approximately 9.6% of Vail Resorts stock, worth more than half a billion dollars.[2] Like you, we are enthusiastic owners of this iconic company because we believe it is one of the leading hospitality businesses in the world, with a valuable network of irreplaceable mountain resorts, a robust competitive position and a highly attractive customer base.

Despite these advantages, the Company's stock price is *down more than 50%* over the last five years, erasing more than $8 billion of market value.[3] In fact, before media reports of our engagement with the Company, Vail Resorts' total shareholder return had significantly underperformed the median of the Company's self-selected peers and the Dow Jones U.S. Travel & Leisure Index **over each of the last one, two, three, four, five, six, seven, eight, nine and ten years!**[4]

VIEW LETTER TO SHAREHOLDERS →



Footnotes

[1] "Oasis Group" refers to Oasis Management Company Ltd., Oasis Investments II Master Fund Ltd., Seth Fischer, Robert Chapek, and M. Ashton Hudson

[2] Based on Vail Resorts' closing share price on October 30, 2026 and the number of shares beneficially owned by Oasis as disclosed in its revised preliminary proxy statement filed on October 30, 2026.

[3] FactSet and Bloomberg. Data as of October 30, 2026. Value destruction based on market capitalization change.

[4] FactSet and Bloomberg. Data as of June 17, 2026, the last trading day prior to media reports that Oasis was considering launching a proxy contest at the Company. "Self-selected peers" refer to the companies referenced in Vail Resorts' 2026 Investors' Conference Presentation for the purpose of comparing free cash flow conversion and include Carnival, Hilton Worldwide Holdings, Hyatt Hotels, Marriott International, MGM Resorts, Norwegian Cruise Line Holdings, Royal Caribbean, Six Flags Entertainment, United Parks & Resorts, Wyndham Hotels & Resorts and Wynn Resorts. Peer data reflects the median. Wyndham Hotels & Resorts data is not included in the 9-Year and 10-Year median calculation due to the Wyndham Hotels & Resorts stock not trading at that time.

LIFTING THE VAIL

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DISCLAIMER

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This website and the information contained herein (collectively referred to as "the Website") are being made available to all shareholders of Vail Resorts, Inc. (the "Company" or "Vail Resorts"). Oasis Management Company Ltd. ("Oasis") is the investment manager of Oasis Investments II Master Fund Ltd. (the "Oasis Fund") that owns shares in Vail Resorts. Oasis has created the Website to inform shareholders in connection with its proxy solicitation at the Company's 2026 annual meeting of stockholders (the "Annual Meeting").

The Website was created solely for the purpose mentioned above. Oasis is not and should not be regarded or deemed in any way whatsoever to be making an offer, a solicitation of an offer, or any advice, invitation or inducement to enter into or conclude any transaction. Further, the Website does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Nothing on the Website is intended to be, nor should it be construed or used as, investment, tax or legal advice. No representation or warranty is made that Oasis's investment process or investment objectives will or are likely to be achieved or successful or that Oasis's investments will make any profit or will not sustain losses. Past performance is not indicative of future results.

Except as otherwise set forth therein, the Website represents the opinions, interpretations and estimates of Oasis. Oasis reserves the right to change any of its opinions expressed on the Website at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law.

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Questions

Stockholders who need help voting should contact Oasis's proxy solicitor, Innisfree M&A Incorporated, at 877-456-3507 (toll free).

If you have any questions or comments regarding this Website, please contact legal@oasiscm.com for electronic communication.

Certain Information Regarding the Participants

The Participants (as defined below) intend to file a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (the "SEC") to be used in connection with the Annual Meeting. All stockholders of the Company are advised to read the proxy statement and any other relevant documents filed by the Participants with the SEC when they become available, as they will contain important information, including information relating to the Participants. The proxy statement and other relevant documents will be available at no charge on the SEC's website at www.sec.gov.

The "Participants" in the proxy solicitation are expected to be (i) Oasis, (ii) the Oasis Fund, (iii) Seth Fischer, (iv) Robert Chapek, and (v) M. Ashton Hudson. Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in Annex I to the Revised Preliminary Proxy Statement, filed with the SEC on October 30, 2026, which is available at no charge on the SEC's website at www.sec.gov.


CASE FOR CHANGE

VAIL RESORTS HAS GONE DOWNHILL

SIGNIFICANT STOCK PRICE DECLINE

Vail's stock has plunged more than 50% over the last five years, erasing more than $8 billion of market value[1]

PERSISTENT TSR UNDERPERFORMANCE

Vail's total shareholder return has **underperformed the median** of the company's self-selected peers and the Dow Jones U.S. Travel and Leisure Index over **each of the last one, two, three, four, five, six, seven, eight, nine and ten years**[2]

LOSS OF MARKET SHARE AND STAGNANT PASS SALES

Over the last three years, market share has declined, growth in guest visits has trailed the industry and pass unit sales have stagnated, indicating a persistent shrinking of the Company's customer base[3]

We believe the Board has failed guests, employees and shareholders.

PATH TO VALUE

We have identified concrete initiatives that we believe can help reinvigorate customer loyalty, restore growth and deliver better outcomes for guests, employees and shareholders. Our Lifting the Vail plan calls for:

01

EXPAND PASS AND TICKET OPTIONS

Introducing new and expanded pass and ticket offerings and customer experiences that raise the ceiling and lower the floor on price and access

02

OFFER BETTER FOOD, AND BETTER VALUE

Improving food and beverage quality, variety and value at every price point

03

IMPROVE ASSET UTILIZATION

Expanding year-round use of the Company's mountain assets

04

MODERNIZE MARKETING

Modernizing the Company's marketing strategy to deepen connections with locals and core customers while appealing to new and less frequent guests

05

REWARD REPEAT VISITS

Developing a more compelling loyalty program to strengthen customer engagement and encourage repeat visits

06

UPGRADE TECHNOLOGY

Upgrading technology to enhance the customer experience and improve operational efficiency

> “”
>
> **IT’S TIME FOR THE COMPANY TO THINK BIGGER, MOVE FASTER, AND EXECUTE BETTER.**
>
> OASIS LETTER TO VAIL RESORTS SHAREHOLDERS, NOVEMBER 2, 2026

JOIN US

Oasis, founded in 2002, manages private investment funds and focuses on creating long-term value by working with companies to strengthen governance and unlocking sustainable growth. We believe our highly qualified nominees can help Vail Resorts deliver unforgettable experiences for guests, opportunities for employees and sustainable value for shareholders.

HOW TO VOTE →

Footnotes

[1] FactSet and Bloomberg. Data as of October 30, 2026. Value destruction based on market capitalization change.
[2] FactSet and Bloomberg. Data as of June 17, 2026, the last trading day prior to media reports that Oasis was considering launching a proxy contest at the Company. "Self-selected peers" refer to the companies referenced in Vail Resorts' 2026 Investors' Conference Presentation for the purpose of comparing free cash flow conversion and include Carnival, Hilton Worldwide Holdings, Hyatt Hotels, Marriott International, MGM Resorts, Norwegian Cruise Line Holdings, Royal Caribbean, Six Flags Entertainment, United Parks & Resorts, Wyndham Hotels & Resorts and Wynn Resorts. Peer data reflects the median. Wyndham Hotels & Resorts data is not included in the 9-Year and 10-Year median calculation due to the Wyndham Hotels & Resorts stock not trading at the time.
[3] Vail Resorts Form 10-K for the fiscal years ended July 31, 2023, 2024, 2025 and 2026, respectively, and Vail Resorts Investors' Conference Presentation, March 17-18, 2026.

BOARD NOMINEES

VOTE “FOR” OASIS’ NOMINEES

We urge fellow Vail shareholders to vote the BLUE card “FOR” Oasis’ two highly qualified nominees:



ROBERT CHAPEK

Former CEO of The Walt Disney Company (2020 to 2022)

- Experienced hospitality executive, public and private company director and board and consulting advisor
- Nearly 30 years at The Walt Disney Company, including as Chairman of Disney’s Parks, Experiences and Products segment
- As Chairman of Disney Parks, Experiences and Products, managed Disney’s $20 billion global portfolio of theme parks, resorts, cruise lines and consumer products businesses
- As Chairman of Disney Parks and Resorts, oversaw the opening of Shanghai Disney Resort and led a multi-billion-dollar capital investment program

VIEW BIO →



M. ASHTON HUDSON

Partner at Value Acquisition Fund and Founder and Chairman of Riverwood Asset Management

- Experienced investor, entrepreneur, public and private company director and corporate attorney
- Partner of Value Acquisition Fund and Founder and Chairman of Riverwood Asset Management, investment firms focused on the deployment of long-duration capital into operating businesses and real assets
- Former independent director of Forestar Group (NYSE: FOR), a real estate development company
- Former corporate attorney, with extensive experience in corporate finance, M&A and corporate governance

VIEW BIO →

LIFTING THE VAIL

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DISCLAIMER

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Board Nominee

ROBERT CHAPEK

Robert Chapek served as Chief Executive Officer of The Walt Disney Company (NYSE: DIS) (**"Disney"**), a diversified worldwide entertainment company, from 2020 to 2022, and as a member of Disney's board of directors from 2020 to 2022. During his nearly 30-year career at Disney, Mr. Chapek served as Chairman of Disney Parks, Experiences and Products from 2018 to 2020, overseeing Disney's global theme parks and resorts, cruise line, signature vacation experiences and consumer products businesses; as Chairman of Walt Disney Parks and Resorts from 2015 to 2018, during which time he oversaw the opening of Shanghai Disney Resort and a multi-billion-dollar capital investment program across Disney's global parks and resorts portfolio; as President of Disney Consumer Products from 2011 to 2015; as President of Distribution for The Walt Disney Studios from 2009 to 2011; and in roles of increasing seniority with Buena Vista Home Entertainment beginning in 1993, including as its President. Prior to joining Disney, Mr. Chapek held brand management positions at the H.J. Heinz Company and advertising positions at J. Walter Thompson.

Since 2023, Mr. Chapek has provided board and consulting and advisory services through Sovereign Coast LLC, a Florida-based consultancy, to companies in industries including location-based entertainment (both domestically and internationally), media technology, artificial intelligence, private equity real estate, medical technology and health insurance. Mr. Chapek served as a member of the board of directors of Masimo Corporation (Nasdaq: MASI), a medical technology company, from 2024 to 2025. Since 2025, Mr. Chapek has served as a member of the board of directors of Coresee, a privately held media technology company developed by Like-Minded Labs that provides virtual collaboration, meeting and communication solutions for the media and entertainment, healthcare, education and other industries, and since 2024, he has served as a Senior Advisor to SCAN Group, a not-for-profit organization that operates SCAN Health Plan, one of the largest not-for-profit Medicare Advantage plans in the United States, where he advises SCAN's leadership on member engagement and customer experience. He has also served on the Topgolf Advisory Board since 2026. Mr. Chapek served as a member of the board of directors of Make-A-Wish Foundation of America, a nonprofit organization that grants wishes to children with critical illnesses, from 2018 until 2022. Mr. Chapek received a Bachelor of Science in Microbiology from Indiana University in 1981 and a Master of Business Administration from Michigan State University in 1984.

Qualifications

Oasis believes that Mr. Chapek's qualifications to serve as a director of the Company include his experience leading one of the world's largest consumer entertainment and destination-resort businesses as Chief Executive Officer of Disney and his nearly seven years of senior operating leadership over global theme parks, destination resorts, hospitality and vacation-experience businesses, including responsibility for large-scale capital investment programs and new-destination development.

ALL NOMINEES →

LIFTING THE VAIL

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DISCLAIMER

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Board Nominee

M. ASHTON HUDSON

Since 2010, M. Ashton Hudson has served as a Partner of Value Acquisition Fund, an acquisition, development and asset management firm focused on the deployment of long-duration capital into operating businesses and real assets, where his responsibilities include investment sourcing and underwriting, transaction structuring and negotiation, and capital allocation across the firm's strategies. Since 2018, Mr. Hudson has also served as the Founder and Chairman of Riverwood Asset Management, a family office that invests across public equities, private investments and real assets. From 2002 to 2018, Mr. Hudson was the owner and Executive Chairman of Turner Pest Control, a Jacksonville, Florida-based residential and commercial pest control company, which grew from approximately $1.5 million to more than $25 million in annual revenue during his ownership before its sale in 2018 to Anticimex, a global pest control company backed by EQT Partners. Earlier in his career, Mr. Hudson practiced law at Parker, Hudson, Rainer & Dobbs LLP, where he focused on corporate finance, mergers and acquisitions, general corporate law and securities law.

Since September 2026, Mr. Hudson has served as an independent director of Live Oak Acquisition Corp. VI (Nasdaq: LOVI), a special purpose acquisition company, where he serves on the Audit and Compensation Committees. Mr. Hudson previously served as an independent director of Live Oak Acquisition Corp. V (NYSE: LOKV), a special purpose acquisition company, from 2025 until the completion of its business combination with Teamshares, Inc. (NYSE: TMS) in 2026; as an independent director of Live Oak Crestview Climate Acquisition Corp. (NYSE: LOCC), a special purpose acquisition company, from 2021 to 2023; and as an independent director of Forestar Group Inc. (NYSE: FOR), a residential lot development company, from 2016 to 2019, where he served concurrently on the Audit, Compensation and Corporate Governance Committees during the period that culminated in the company's sale of a majority interest to D.R. Horton, Inc. Since 2020, Mr. Hudson has served as an independent director of real asset investment funds managed by Bessemer Trust, and since 2019 he has served as a member of the North Florida board of directors of Fifth Third Bank, a subsidiary of Fifth Third Bancorp (Nasdaq: FITB). From 2006 to 2013, Mr. Hudson served on the board of JEA (Jacksonville Electric Authority), one of the largest municipally owned electric, water and sewer utilities in the United States, including a two-year term as Chairman of the Board, and previously chaired its Audit Committee and Finance Committee. Mr. Hudson received a Bachelor of Science in Business and Accounting, cum laude, from Wake Forest University in 1994 and a Juris Doctor, magna cum laude, from Wake Forest University School of Law in 1997, where he served as an Articles Editor of the Wake Forest Law Review and was a Cooke Foundation Scholar.

Qualifications

Oasis believes that Mr. Hudson's qualifications to serve as a director of the Company include his more than two decades of experience as an investor in and operator of businesses and real assets, including scaling and selling a consumer services business with a recurring-revenue model, as well as his public company board experience, including his concurrent service on the audit, compensation and governance committees of an NYSE-listed company through a strategic transformation and sale process.

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SHAREHOLDER MATERIALS



Letter to Vail Resorts Shareholders

Letter to the Shareholders of Vail Resorts



Press Release

Oasis Management Sends Letter to Vail Resorts Shareholders in Connection with the Company's 2026 Annual Meeting

ABOUT OASIS MANAGEMENT

A LONG-TERM INVESTOR FOCUSED ON VALUE CREATION

Oasis Management Company Ltd. manages private investment funds and focuses on opportunities in a broad array of asset classes across countries and sectors. Seth H. Fischer, who founded the firm in 2002, has three decades of global investing expertise and leads Oasis as Chief Investment Officer.

As a long-term investor, Oasis is committed to working with companies to create value and unlock sustainable growth for all stakeholders. Oasis is committed to the highest standards of corporate governance, and advocates globally for initiatives to align the interest of corporate leadership, shareholders, and communities. For more information, visit https://oasiscm.com/.

Vote The BLUE Card Today

We believe Oasis' highly qualified nominees can help restore growth, improve margins and create lasting value for guests, employees and shareholders. **VOTE THE BLUE CARD TODAY "FOR" OASIS NOMINEES** Robert Chapek and M. Ashton Hudson, and "WITHHOLD" on Company nominees Michele Romanow and Peter A. Vaughn and on Gregory S. Meyer, an individual shareholder who has nominated himself for election to the Board.

LEARN MORE ABOUT OASIS

OASIS WEBSITE → OASIS LINKEDIN → OASIS X →


HOW TO VOTE

VOTE FOR TWO.
WITHHOLD ON THREE.

Oasis wants to restore Vail's performance and strengthen its Board.

Vote FOR Robert Chapek and M. Ashton Hudson, our nominees, today.

HOW TO VOTE | SEE MY CARD | ALREADY VOTED? | FAQ | VOTE NOW ⟶

YOUR VOTE MATTERS

Choose How You Vote

Only stockholders of record at the close of business on October 19, 2026 are entitled to vote at the Annual Meeting. Holders of record on that date retain their right to vote even if they sell their shares afterward.

Oasis encourages you to vote using the **BLUE** universal proxy card or voting instruction form. There is no need to use the Company's White card, or Mr. Meyer's Gold card, regardless of how you wish to vote. Even a White or Gold card submitted as a protest vote will revoke any **BLUE** card you previously sent.

If you have already voted the Company's White card or Mr. Meyer's Gold card, you have every right to change your vote. Only your latest dated proxy counts.

YOU HAVE THREE WAYS TO SUBMIT YOUR PROXY

ONLINE

Follow the instructions on your **BLUE** card to vote online at the URL shown. You will need the control number on your card.

BY PHONE

Follow the instructions on your **BLUE** card to vote by telephone using the toll-free number shown. You will need the control

BY MAIL

Mark, sign and date your **BLUE** card and return it in the postage-paid envelope provided.

number on your card.

QUESTIONS? NEED HELP VOTING?

Call Innisfree M&A Incorporated, toll-free, at (877) 456-3507.

HOW TO VOTE IN THREE STEPS

01

HAVE YOUR BLUE CARD READY

- If you're a registered holder, your **BLUE** proxy card should arrive by mail
- If your shares are in a brokerage account, your broker or bank sends you a **BLUE** voting instruction form, often by email

02

MARK "FOR" AND "WITHHOLD"

- Mark FOR Robert Chapek and M. Ashton Hudson
- Mark WITHHOLD for Michele Romanow, Peter A. Vaughn and Gregory S. Meyer
- Oasis makes no recommendation on the other seven nominees. You may vote as you choose or leave them blank. You may vote "FOR" up to nine nominees in total, in any combination
- Mark FOR Proposal 2 and AGAINST Proposals 3 and 4

03

SUBMIT YOUR VOTE

- Follow the instructions on the **BLUE** card to vote online or by phone, 24 hours a day, seven days a week (no signature required)
- If you prefer, sign, date and mail your card today in the postage-paid envelope provided

VOTE THE BLUE CARD

This is a sample **BLUE** proxy card marked with Oasis' recommended votes. Your own card may look slightly different, so always follow the instructions written on it.

Shown marked with Oasis' recommended votes. **This is our preferred card.**

BLUE UNIVERSAL PROXY CARD

☑ Please mark your vote as indicated in this example

PROPOSAL 1 – ELECTION OF DIRECTORS FOR TERMS ENDING IN 2027

Vote "FOR" up to nine (9) nominees in total. If you vote this BLUE proxy card for less than nine nominees, your proxy will only be voted "FOR" those nominees you have marked. If you do not mark a vote for any nominee on this BLUE proxy card, your proxy will be voted "FOR" the Oasis Nominees and "WITHHOLD" on the Opposed Company Nominees and Gregory S. Meyer. If you vote this BLUE proxy card "FOR" more than nine nominees, your votes on Proposal 1 will become invalid and will not be counted.

Oasis recommends voting **"FOR"** the following Oasis Nominees:	FOR	WITHHOLD
1a. Robert Chapek	☑	☐
1b. M. Ashton Hudson	☑	☐

Oasis makes no recommendation on the following Unopposed Company Nominees:	FOR	WITHHOLD
1c. Reginald A. Chambers	☐	☐
1d. William J. Hornbuckle	☐	☐
1e. Robert A. Katz	☐	☐
1f. Iris Knobloch	☐	☐
1g. Nadia N. Rawlinson	☐	☐
1h. Hilary A. Schneider	☐	☐
1i. D. Bruce Sewell	☐	☐

Oasis recommends that you **"WITHHOLD"** on the following Opposed Company Nominees:	FOR	WITHHOLD
1j. Michele Romanow	☐	☑
1k. Peter A. Vaughn	☐	☑

Oasis recommends that you **"WITHHOLD"** on Gregory S. Meyer:	FOR	WITHHOLD
1l. Gregory S. Meyer	☐	☑

Oasis recommends voting **"FOR"** Proposal 2.

	FOR	AGAINST	ABSTAIN
Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2027	☑	☐	☐

Oasis recommends voting **"AGAINST"** Proposal 3 and Proposal 4.

	FOR	AGAINST	ABSTAIN
Proposal 3 – Advisory vote to approve the compensation of the Company's named executive officers	☐	☑	☐
Proposal 4 – Vote to approve an amendment to the Vail Resorts, Inc. 2024 Omnibus Incentive Plan	☐	☑	☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS BLUE PROXY CARD USING THE ENCLOSED ENVELOPE

Dated: ______________________________, 2026

SIGNATURE ______________ TITLE ______________ SIGNATURE (IF HELD JOINTLY) ______________

NOTE: Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ALREADY RETURNED A WHITE OR GOLD CARD? YOU CAN CHANGE YOUR VOTE.

If you already voted using Vail's White card, Mr. Meyer's Gold card, or an earlier **BLUE** card, you have every right to change your vote at any time before the meeting. Only your latest validly executed proxy counts.

To change your vote, vote your **BLUE** card now, online or by phone using your control number, or return a later-dated **BLUE** card.

VOTING FAQ

WHAT IS A UNIVERSAL PROXY CARD?

The universal proxy card is a single ballot that lists all 12 director candidates nominated by Oasis, Mr. Meyer, or Vail. Oasis recommends voting the BLUE card FOR Robert Chapek and M. Ashton Hudson, and WITHHOLD on Michele Romanow, Peter A. Vaughn and Gregory S. Meyer.

DO I HAVE TO VOTE FOR ALL NINE BOARD SEATS?

No – you may vote for up to nine nominees. If you vote for fewer than nine, your shares will be voted for only the ones you marked. If you vote for more than nine, your vote on directors will be invalidated and not counted.

CAN I VOTE ONLY FOR THE OASIS NOMINEES?

Yes. Mark FOR next to Robert Chapek and M. Ashton Hudson, and mark WITHHOLD next to Michele Romanow, Peter A. Vaughn and Gregory S. Meyer. You may leave the other boxes blank.

WHO ARE THE OASIS NOMINEES?

Oasis urges you to vote **FOR**:

- **Robert Chapek, former CEO of the Walt Disney Company**

As former Chairman of Disney's Parks, Experiences and Products Segment, Mr. Chapek oversaw more than $20 billion of global investments. We believe his experience leading one of the world's largest hospitality businesses would help Vail sharpen its focus on the guest experience and improve resorts operations. You can read his full bio here.

- **M. Ashton Hudson, Partner at Value Acquisition Fund and Chairman of Riverwood Asset Management**

A seasoned director for public and private companies and a former corporate attorney, Mr. Hudson has direct experience in succession planning and executive compensation that can help strengthen Vail's board oversight. You can read his full bio here.

I RECEIVED A WHITE OR GOLD CARD AS WELL AS A BLUE CARD. WHAT DO I DO?

We encourage you to vote online or by phone by following the instructions on the BLUE card, or by signing, dating and mailing the BLUE card in the postage- paid envelope provided.

card in the postage-paid envelope provided.

We recommend that you ignore and not return any white or gold proxy card or voting instructions you receive from Vail or Mr. Meyer.

If you've already voted using the white or gold proxy card and voting instructions, you can change your vote. Only your latest-dated proxy vote will be counted – you can change your vote at any time before the annual meeting on December 14, 2026.

For help voting the BLUE card, copies of Oasis' proxy materials, or questions, please contact our proxy firm:

Innisfree M&A Incorporated, toll-free, at (877) 456-3507.

IS OASIS WORKING WITH MATTHEW PRINCE, THE PARK CITY RESIDENT WHO HAS EXPRESSED AN INTEREST IN BUYING VAIL'S RESORT THERE?

No. Oasis is not coordinating or collaborating with Mr. Prince and does not share his goals or perspectives. Neither of our two nominees, Robert Chapek and M. Ashton Hudson, has ever spoken with Mr. Prince, and they were not recommended or introduced to Oasis by Mr. Prince.

WHAT HAPPENS IF I SIGN AND RETURN THE BLUE CARD WITHOUT MARKING IT?

Your shares will be voted FOR Oasis nominees Robert Chapek and M. Ashton Hudson, and WITHHOLD on Michele Romanow, Peter A. Vaughn and Gregory S. Meyer.

I HOLD MY SHARES THROUGH A BROKER. WHAT IF I DO NOT GIVE INSTRUCTIONS?

If you don't instruct your broker, bank or other nominee on how to vote, they can't vote your Vail shares on your behalf. It's important that you use the BLUE card to vote FOR Oasis nominees Robert Chapek and M. Ashton Hudson and in accordance with Oasis' recommendations on other proposals, and WITHHOLD on Michele Romanow, Peter A. Vaughn and Gregory S. Meyer.

If you need help, contact our proxy firm:

Innisfree M&A Incorporated, toll-free, at (877) 456-3507.

IS VOTING REQUIRED?

No – but it's important that your voice be heard and counted. If you don't vote to protect your investment, your shares won't be counted.

CAN I CHANGE MY VOTE AFTER I SUBMIT IT?

Yes. Only your latest validly executed proxy counts. You may change your vote at any time before the annual meeting on December 14, 2026.

I MADE A MISTAKE OR LOST MY CARD. WHAT DO I DO?

Our proxy firm, Innisfree, is happy to help.

Contact Innisfree M&A Incorporated, toll-free, at (877) 456-3507.

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